As filed with the Securities and Exchange Commission on December 12, 1997.

                              Registration No. 33-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           Chester Valley Bancorp Inc.
     -----------------------------------------------------------------------
               (Exact name of issuer as specified in its charter)

                                  Pennsylvania
     -----------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   23-2598554
     -----------------------------------------------------------------------
                        (IRS Employer Identification No.)

                 100 E. Lancaster Avenue, Downingtown, PA 19335
     -----------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

               Chester Valley Bancorp Inc. 1997 Stock Option Plan
     -----------------------------------------------------------------------
                            (Full title of the plan)

                   Ellen Ann Roberts, Chief Executive Officer
                           Chester Valley Bancorp Inc.
                             100 E. Lancaster Avenue
                              Downingtown, PA 19335
     -----------------------------------------------------------------------
                     (Name and address of agent for service)

                                  215-269-9700
     -----------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                            David S. Petkun, Esquire
                       Schnader Harrison Segal & Lewis llp
                                   Suite 3600
                               1600 Market Street
                        Philadelphia, Pennsylvania 19103
                            Telephone: (215) 751-2146

                CALCULATION OF REGISTRATION FEE

   Title of               Amount to      Proposed Maximum      Proposed Maximum        Amount of
  Securities              be             Offering Price        Aggregate Offering      Registration
    to be                 Registered     per Share             Price                   Fee
  Registered
-------------            ------------    ----------------      ------------------      ------------

Common Stock, par          150,000       $27.1875(*)           $4,078,125(*)           $1,203.05(*)
value $1.00 per share      shares

---------------------------------------------------------------------------------------------------

     (*) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low prices of a share of Common Stock at December 9, 1997, which was $27.1875 per share.

     The approximate date of proposed sale to the public will be from time to time upon exercise of options granted pursuant to the Plan.

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Certain Documents by Reference.


     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein and made a part hereof:

     (a) The annual report of the Company on Form 10-KSB for the year ended June 30, 1997;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above;

     (c) The Description of Securities contained in the Company's Registration Statement on Form S-4 (File No. 33-30433) filed with the Commission in August 10, 1989.

     In addition, any and all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in this Registration Statement or in a document which also is or is deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.


     As the securities to be awarded pursuant to this registration statement are registered under Section 12 of the Securities Exchange Act of 1934, this item is inapplicable.

Item 5.  Interests of Named Experts and Counsel.


          None.

Item 6.  Indemnification of Directors and Officers.


     The Company's Bylaws provide that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Company, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Pennsylvania law. Statutory authority for such indemnification is contained in Subchapter D of the Pennsylvania Business Corporation Law of 1988 (as amended).

     Reasonable expenses incurred by an officer, director, employee or agent of the Company in defending a civil or criminal action, suit or proceeding described above may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Company.

     The duties of the Company to indemnify and to advance expenses to any person shall be in the nature of a contract between the Company and each such person, and no amendment or repeal of any provision of the Bylaws shall alter to the detriment of such person the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

     The Company shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

Item 7.  Exemption From Registration Claimed.


     As no restricted securities are to be reoffered or resold pursuant to this Registration Statement this item is inapplicable.

Item 8.  Exhibits


     The exhibits required by Item 601 of Regulation S-B and this item are included following the Exhibit Index at Page E-1, all of which are incorporated herein by reference.

Item 9.  Undertakings.


          (a)  The undersigned registrant hereby undertakes to:

     (1) File,  during  any  period in which it  offers or sells  securities,  a
post-effective   amendment  to  this  registration   statement  to  include  any
additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.


     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downingtown, Commonwealth of Pennsylvania on November 26, 1997.

                           CHESTER VALLEY BANCORP INC.


                              By:/s/ Ellen Ann Roberts
                                   Ellen Ann Roberts,
                                   Chairman and Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title                              Date



/s/ Ellen Ann Roberts
Ellen Ann Roberts        Director, Chairman, and            November 19, 1997
                         Chief Executive Officer


/s/ Anthony J. Biondi
Anthony J. Biondi        Director, President, and           November 19, 1997
                         Chief Operating Officer


/s/ Gerard F. Griesser
Gerard F. Griesser       Director                           November 19, 1997


/s/ Richard L. Radcliff
Richard L. Radcliff      Director                           November 19, 1997


/s/ James E. McErlane
James E. McErlane        Director                           November 19, 1997

/s/ Emory S. Todd, Jr.
Emory S. Todd, Jr.       Director                           November 19, 1997


/s/ William M. Wright
William M. Wright        Director                           November 19, 1997

/s/ Robert J. Bradbury
Robert J. Bradbury       Director                           Novmeber 19, 1997


/s/ Christine N. Dullinger
Christine N. Dullinger   Chief Financial Officer            November 19, 1997
                         and Treasurer

                          EXHIBIT INDEX

Number                   Description                   Method of Filing
------                   -----------                   -----------------
4                   Chester Valley Bancorp Inc.        Filed herewith
                    1997 Stock Option Plan

5                   Opinion of Schnader Harrison       Filed herewith
                    Segal & Lewis LLP

23.1                Consent of KPMG Peat Marwick LLP   Filed herewith

23.2                Consent of Schnader Harrison       Included in Exhibit 5
                    Segal & Lewis LLP                  above,







                                      E-1